UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2011

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On July 18, 2011, we entered into an agreement, effective as of June 30, 2011, in connection with the termination of a lease for office facilities located at 8 Allerman Road, Oakland, New Jersey 07436.   The premises cover approximately 41,800 square feet, including warehousing and manufacturing.  As we no longer have any substantive operations, we longer need facilities of such size and will seek to occupy offices to match our business needs.  We are to surrender the premises by October 31, 2011.  The lease was entered into in 2004 and was to terminate on January 31, 2015.  The current annual rental was $250,000.  With a termination payment of $500,000 and the surrender of the security deposit, we will save $376,000 in rent and approximately $236,000 in additional rent costs that would have otherwise been incurred over the balance of the lease.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1*	Lease Termination and Surrender Agreement

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: July 18, 2011	By:	/s/ Denise Hawkins
Denise Hawkins
Chief Financial Officer